UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 12/11/2006

API NANOTRONICS CORP.

(Exact Name of registrant as specified in its charter)

Commission File Number: 000-29429

DE	510388133
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

505 University Avenue, Suite 1400, Toronto, Ontario, Canada	M5G 1X3
(Address of principal executive offices)	(zip code)

(416) 593-6543

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items to be Included in this Report

Item 3.02. Unregistered Sales of Equity Securities.

The Corporation has recently sold 1,935,000 shares of its common stock for $1.85 per share to investors located outside the United States in private placement transactions, which were made pursuant to Regulation S under the Securities Act of 1933 and were exempt from registration under such act. The below chart sets forth the dates of the sales, the names of the various investors, the proceeds of such sales and the amount of shares purchased by the investors. No underwriter was involved in such sales and the Corporation received the gross proceeds of such sales, $3,579,750

Date of Sale	Investor	Subscription Amount	Number of Shares of Common Stock
12/11/06	Dr. Hans-Jurgen Werbatus	$259,000	140,000
12/22/06	Bank Sal Oppenheim jr & Cie (Switzerland) Limited	$832,500	450,000
1/11/07	Affaires Financieres S.A.	$795,500	430,000
1/12/07	Bank Sal Oppenheim jr & Cie (Switzerland) Limited	$499,500	270,000
1/18/07	Prathit Holding S.A.	$231,250	125,000
1/19/07	Centrum Bank AG	$277,500	150,000
1/22/07	Professional Trading Services S.A.	$499,500	270,000
1/22/07	Xentrava Finance Corp.	$185,000	100,000
TOTAL		$3,579,750	1,935,000

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 24, 2007	API NANOTRONICS CORP.

	By:	/s/ Jason DeZwirek
Jason DeZwirek Secretary

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